UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

TRICO MARINE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

KISTEFOS AS CHRISTEN SVEAAS ÅGE KORSVOLD
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KISTEFOS AS (“KISTEFOS”), CHRISTEN SVEAAS AND ÅGE KORSVOLD (COLLECTIVELY, THE “PARTICIPANTS”) INTEND TO MAKE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2009 ANNUAL MEETING OF THE STOCKHOLDERS OF TRICO MARINE SERVICES, INC. (THE “COMPANY”).  SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2009 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO THE COMPANY’S STOCKHOLDERS AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN THE SCHEDULES 13D AND 14A FILED BY THE PARTICIPANTS AND IN AMENDMENTS THERETO.

Item 1:

On March 25, 2009, the Company informed Kistefos that its Board of Directors (the “Board”) had rejected a proposal which Kistefos submitted to the Company for consideration at the 2009 Annual Meeting to amend the bylaws to make directors who fail to receive the number of votes required to be elected to the Board ineligible to serve on the Board.  The Company stated that this amendment would be invalid if adopted by the stockholders because it would shorten the term of any existing director of the Company who fails to receive the number of votes required to re-elect such director, which the Company alleged is inconsistent with Section 141 of the Delaware General Corporation Law and the Company’s charter. The Company further stated that it will disregard this proposal if Kistefos presents it at the 2009 Annual Meeting.

On April 8, 2009, Kistefos commenced an action in the Court of Chancery of the State of Delaware to obtain a declaration that the Company has no right to bar its stockholders from considering and voting upon this proposal at the 2009 Annual Meeting, and an injunction requiring that this proposal be placed before the 2009 Annual Meeting.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The participants in the proxy solicitation are Kistefos AS (“Kistefos”), Christen Sveaas and Åge Korsvold (collectively, the “Participants”).

Kistefos is the owner of 3,535,959 shares of the common stock, par value $0.01 per share (the “Common Stock”) of Trico Marine Services, Inc. (the “Company”). These shares represent approximately 22.2% of the Common Stock of the Company computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Kistefos has shared voting and dispositive power with Christen Sveaas with respect to these shares.

Kistefos is directly owned 63.2% by Christen Sveaas, 32.3% by Svolder Holding AS, a Norwegian aksjeselskap (stock company), and 4.5% by an entity directly owned by Christen Sveaas. Mr. Sveaas indirectly owns Svolder Holding AS.

As the sole beneficial owner of Kistefos, Christen Sveaas is the beneficial owner of 3,535,959 shares of the Common Stock. These shares represent approximately 22.2% of the Common Stock computed in accordance with Rule 13d-3 of the Exchange Act. Christen Sveaas has shared voting and dispositive power with Kistefos with respect to the shares it owns due to his ownership control of Kistefos.

As of the date of this filing, Mr. Korsvold does not directly own any shares of Common Stock of the Company.

The calculation of the percentages of beneficial ownership of the Common Stock set forth herein is based upon the 15,954,733 shares of Common Stock outstanding as of March 6, 2009, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Other than Mr. Korsvold, the Participants have interests in this solicitation from either direct or indirect beneficial ownership of the Common Stock. Messrs. Sveaas and Korsvold may be deemed to have an interest in their nominations for election to the Board of Directors (the “Board”) of the Company by virtue of compensation they will receive from the Company as a director, if elected to the Board.